UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2015

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LIFE PARTNERS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Texas	0-7900	74-2962475
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

204 Woodhew Waco, Texas	76712
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (254) 751-7797

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 18, 2015, Brian D. Pardo resigned as President, Chief Executive Officer and Chairman of the Board of Life Partners Holdings, Inc. (the “Company”) and as an officer of all subsidiaries of the Company, and R. Scott Peden resigned as Secretary of the Company and as an officer of all subsidiaries of the Company. Mr. Peden will continue to serve as General Counsel of the Company’s Life Partners, Inc. (“LPI”) subsidiary. The Company intends to engage Mr. Pardo as an independent consultant for marketing and strategic direction, and the terms of such engagement have not yet been determined.

(c) On February 18, 2015, the Company’s Board of Directors appointed Colette Pieper as Acting President, Chief Executive Officer, Treasurer and Secretary of the Company, and she will also serve as Acting Chief Executive Officer of all subsidiaries of the Company in addition to her continuing role as Chief Financial Officer of the Company. In addition, Mark Embry was appointed as Acting President and Secretary of the Company’s LPI and LPI Financial Services, Inc. subsidiaries in addition to his continuing role as LPI’s Chief Operations Officer and Chief Information Officer.

Ms. Pieper, age 60, has served as the Company’s Chief Financial Officer since 2012. From 2006 to 2012, Ms. Pieper was an Accounting/Financial Director for USAA, a San Antonio-based insurance and financial services provider to members of the military and their families. From 2000 to 2003, she was Vice President and CFO of Checks In The Mail in New Braunfels, Texas. She was promoted to Vice President and CFO of Clarke American Checks, Inc. of San Antonio, Texas, and held that position from 2003 to 2005 (both companies part of the Security Printing Services Group a subsidiary of Novar plc of Weybridge, UK). Ms. Pieper’s prior experience includes over 12 years in public accounting. Ms. Pieper holds a Bachelor of Science degree in Accountancy from Trinity University in San Antonio and a Master in Professional Accounting degree from the University of Texas at Austin. She is licensed by the State of Texas as a Certified Public Accountant and by the American Institute of CPAs as a Chartered Global Management Accountant.

Mr. Embry, age 59, has served LPI’s Chief Operations Officer and Chief Information Officer since 2004. Mr. Embry previously served as the Director of Executive Advisory Practice at APPSConnect in Austin, Texas, from 2003 to 2004. His prior experience includes seven years of service at Centerpulse/Sulzer Orthopedics, where he progressed from Manager of systems support/information systems to Chief Information Officer. Mr. Embry holds a Bachelor of Business Administration degree from Dallas Baptist University and a Masters of Business Administration degree from the Baylor University Hankamer School of Business, where he currently serves as a part-time lecturer in the Masters of Business Administration degree program.

There are no arrangements or understandings between either Ms. Pieper or Mr. Embry and any other persons pursuant to which such individual was appointed to their respective positions described above. There is no family relationship between either Ms. Pieper or Mr. Embry and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. The Company has not entered into any transaction with Ms. Pieper or Mr. Embry that would require disclosure pursuant to Item 404(a) of Regulation S-K.

There was no immediate change in the compensation of Ms. Pieper or Mr. Embry as a result of the appointments described above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE PARTNERS HOLDINGS, INC.

Date: February 20, 2015	By:	/s/ Colette Pieper
Colette Pieper President and Chief Executive Officer